EXHIBIT 99.3

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Under the Private Securities Litigation Reform Act of 1995

Certain statements including the statements in the press releases issued by the company today regarding the company’s ability to (i) generate benefits of approximately $100 million annually from Operation 15 and limit charges related to that program; (ii) increase organic sales, aside from acquisition and divestiture activity of approximately 4-6% in the first quarter of 2004 and 3-4% for the full year; (iii) increase earnings per fully diluted share in the range of 49-51¢ (up 123-132% over 22¢ last year and up 40-46% over 35¢ per share earned last year on a basis excluding charges) in the first quarter of 2004; (iv) achieve earnings from discontinued operations of about 1¢ per share; (v) increase full year 2004 earnings per fully diluted share from continuing operations of $2.50-2.60 (up 119-128% over $1.14 earned last year and up 19-24% over $2.10 per share earned last year on a basis excluding charges); (vi) complete the acquisitions of Blick plc and Frisco Bay Industries Ltd. (“Frisco”) as well as the disposition of the company’s entry door business; (vii) continue to pay a secure, attractive dividend; (viii) de-lever the company to levels consistent with our debt rating objectives; (ix) continue to pursue the repositioning of our portfolio of businesses and (x) realization of approximately $210 million in annual sales and 16¢ per year (4¢ quarterly) of earnings per fully diluted share in the respective first years of inclusion into the company’s consolidated results of the stated acquisitions are forward looking and are based on current expectations and involve inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

The company’s ability to realize the results described above is dependent on (i) the success of the company’s ability to complete its previously announced Blick plc and Frisco acquisitions including, but not limited to (in the case of Frisco) the satisfaction or, where applicable, waiver of the conditions to which the offers are subject within anticipated time frames; (ii) the success of the company’s efforts to efficiently and promptly integrate the announced acquisitions and the sales related thereto; (iii) the satisfaction of the remaining contingencies related to the company’s announced disposition of its entry doors business and the prompt closing of that disposition in substantially the form which has been negotiated; (iv) the success of the company’s efforts to restructure its Mac Tools organization in order to return it to profitability, including, without limitation, the company’s ability to liquidate certain Mac Tools assets at a satisfactory price; (v) the continued ability of the company to access credit markets under satisfactory terms; (vi) the success of the company’s marketing and sales efforts; (vii) continued improvements in productivity and cost reductions; (viii) the continued improvement in the payment terms under which the company buys and sells goods, materials and products; (ix) the reduction of selling, general and administrative expenses as a percentage of sales; (x) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count; (xi) the company’s ability to fulfill demand for its products in a timely manner; (xii) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (xiii) the company’s ability to identify and engage a successor CEO on a timely basis; and (xiv) the continued ability to effectively manage and defend litigation matters pending or asserted in the future against the company.

The company’s ability to achieve the objectives discussed above will also be affected by external factors. These external factors include the continued consolidation of customers in consumer channels, inventory management pressures of the company’s customers, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the company’s debt program, the strength of the U.S. economy and the strength of foreign currencies, including but not limited to the Euro, war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.